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WesBanco Announces Fourth Quarter 2022 Financial Results

Wheeling, WVa. (January 24, 2023) – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and twelve months ended December 31, 2022. Net income available to common shareholders for the fourth quarter of 2022 was $49.7 million, with diluted earnings per share of $0.84, compared to $51.6 million and $0.82 per diluted share, respectively, for the fourth quarter of 2021. For the twelve months ended December 31, 2022, net income was $182.0 million, or $3.02 per diluted share, compared to $232.1 million, or $3.53 per diluted share, for the 2021 period, which included a release of provision for credit losses of $64.3 million, or $51.6 million net of tax. Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three months ended December 31, 2022, was $49.7 million, or $0.84 per diluted share, as compared to $51.8 million and $0.82 per diluted share, respectively, in the prior year quarter (non-GAAP measures). On the same basis, net income for the twelve months ended December 31, 2022 was $183.3 million, or $3.04 per diluted share, as compared to $237.4 million, or $3.62 per diluted share, in the prior year period (non-GAAP measures).

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2022		2021		2022		2021
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$49,688	$0.84	$51,757	$(0.82)	$183,349	$3.04	$237,441	$3.62
Less: After tax restructuring and merger-related expenses	(9)	-	(140)	-	(1,361)	(0.02)	(5,306)	(0.09)
Net income available to common shareholders (GAAP)	$49,679	$0.84	$51,617	$(0.82)	$181,988	$3.02	$232,135	$3.53
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended December 31, 2022:

•
Total loan growth was 11.7% year-over-year, and 4.2%, or 16.8% annualized, when compared to September 30, 2022, excluding Small Business Administration Payroll Protection Program (“SBA PPP”), reflecting the strength of our markets and lending teams
•
Key credit quality metrics such as non-performing assets, total past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)
•
Fourth quarter net interest margin increased 16 basis points sequentially to 3.49%
•
Deposits, excluding certificates of deposit (“CDs”), were essentially flat compared to the prior year quarter, as growth in non-interest bearing demand deposits and savings accounts offset a decline in interest-bearing demand deposit balances
•
Non-interest expense increased just 2.6% year-over-year, excluding restructuring and merger-related expenses, which demonstrates our commitment to strong discretionary cost control in an inflationary environment
•
WesBanco remains well-capitalized with solid liquidity and a strong balance sheet
o
Returns on average assets and tangible equity were 1.18% and 16.05%, respectively

“WesBanco had another successful year during 2022 as our operational strategies and core advantages were evident,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco. “We have begun to realize the benefit of our strategic growth initiatives, as we continue to post solid loan growth, as well as organic growth across our wealth management businesses. We continued to benefit from our core funding advantage, strong credit standards, and focus on discretionary cost control. Further, we received numerous accolades during the year recognizing us for financial performance, employee satisfaction, customer service, and trust. I am exceptionally pleased that we were the only midsize bank to be ranked in the top ten as one of America’s Best Banks and Best Midsize Employers.”

Mr. Clossin added, “We remain focused on ensuring a strong organization with sound credit quality, solid liquidity, and strong balance sheet. We have the right markets, teams, leadership, and strategies, combined with our core strengths, to provide long-term success for our shareholders, customers, and employees. I am excited for our future growth opportunities.”

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Balance Sheet

Loan growth for the fourth quarter of 2022 reflects strong performance by our commercial and consumer lending teams and more 1-to-4 family residential mortgages retained on the balance sheet. As of December 31, 2022, total portfolio loans were $10.7 billion, which increased 11.7% year-over-year, and 4.2%, or 16.8% annualized, when compared to September 30, 2022, excluding SBA PPP loans, driven by strong growth across our markets. Commercial real estate payoffs during the fourth quarter moderated, as expected, totaling approximately $63 million, as compared to $173 million in the third quarter and $160 million in the fourth quarter of last year. The fourth quarter of 2022 included the forgiveness of approximately $5 million of SBA PPP loans, with approximately $8 million remaining in the loan portfolio (net of deferred fees).

Deposits, excluding CDs, were essentially flat to the prior year period but decreased 1.7%, or 6.7% annualized, quarter-over-quarter reflecting the impact of inflationary pressures and rising costs across the economy. Total deposits, as of December 31, 2022, were $13.1 billion, a decrease of $434.8 million year-over-year due primarily to a $406.8 million reduction in CDs.

Credit Quality

As of December 31, 2022, total loans past due, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained relatively low, from a historical perspective, and consistent throughout the last five quarters. Total loans past due as a percent of the loan portfolio decreased 26 basis points from the third quarter, while criticized and classified loans as a percent of the loan portfolio decreased 9 basis points to 2.34%. In addition, total loans past due and criticized and classified loans as percentages of the loan portfolio decreased 17 and 141 basis points year-over-year, respectively. For the fourth quarter, net loan charge-offs to average loans totaled $0.5 million, as compared to $0.9 million in the prior year period. The allowance for credit losses to total portfolio loans at December 31, 2022 was $117.8 million, or 1.10% of total loans, reflecting increases in current loan growth and projected macroeconomic forecasts, offset by continued improvements in COVID-impacted borrowers. During the prior year three- and twelve- month periods ending December 31, 2021, we recorded negative provisions for credit losses of $13.6 million and $64.3 million, respectively, due to significantly improved macroeconomic forecasts and other factors, as compared to provisions of $3.1 million and a negative $1.7 million, respectively, in the current year.

Net Interest Margin and Income

The net interest margin of 3.49% for the fourth quarter of 2022 increased 16 basis points sequentially and 52 basis points year-over-year, which reflects the 425 basis point increase in the federal fund rate during 2022, as well as our successful deployment of excess cash into higher-yielding loans. Variable rate securities, which represent 18% of the total securities portfolio also contributed to the margin. While our robust legacy deposit base provides a pricing advantage, we are not immune to the impact of rising interest rates on our funding sources. Deposit funding costs increased 44 basis points year-over-year to 57 basis points for the fourth quarter of 2022, or 29 basis points when including non-interest bearing deposits. This reflects a total deposit beta of 8%, when compared to the 375 basis point increase in the federal fund rate through November 2022. Further, total deposit funding costs also increased 20 basis points on a sequential quarter basis. Accretion from acquisitions benefited the fourth quarter net interest margin by 5 basis points, as compared to 9 basis points in the prior year period. Lastly, the forgiveness of SBA PPP loans had no material impact on the fourth quarter of 2022 net interest margin, as compared to a net 9 basis point benefit in the prior year period.

Net interest income increased $19.5 million, or 17.7%, during the fourth quarter of 2022, as compared to the same quarter of 2021, reflecting loan growth and the benefit of rising rates on loan and securities yields, which more than offset higher funding costs, lower accretion from purchase accounting, and lower SBA PPP-related loan income. For the twelve months ended December 31, 2022, net interest income increased $16.4 million, or 3.6%, primarily due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the fourth quarter of 2022, non-interest income of $27.8 million decreased $2.9 million, or 9.6%, from the fourth quarter of 2021, driven primarily by lower mortgage banking income. Mortgage banking income decreased $2.3 million year-over-year due to a reduction in residential mortgage originations, primarily driven by the higher interest rate environment, and our retention of more residential mortgages on the balance sheet. Fourth quarter mortgage originations decreased 53% year-over-year to $179 million, with approximately 80% retained, as compared to 70% last year. Net securities brokerage revenue increased $1.0 million year-over-year to a record $2.6 million during the quarter due to organic growth.

Non-interest income, for the twelve months ended December 31, 2022, decreased $15.4 million, or 11.6%, to $117.4 million. In addition to the items discussed above, both service charges on deposits and electronic banking fees increased year-over-year to $26.3 million and $20.0 million, respectively, reflecting increased general consumer spending. Bank-owned life insurance of $10.7 million increased $1.8 million year-over-year due to higher death benefits and the impact of new policies purchased during the fourth quarter of 2021. Trust fees decreased $2.0 million year-over-year to $27.6 million, primarily due to the declines in the equity markets on the value of trust assets, which more than offset net organic growth. The net gain on other real estate owned and other assets of $0.5 million reflects the change in the fair value of an underlying equity investment held by WesBanco Community Development Corporation during the second quarter of 2022, as compared to a net gain of $3.8 million for the same investment in the prior year.

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Non-Interest Expense

Excluding restructuring and merger-related expenses, non-interest expense for the three months ended December 31, 2022 totaled $90.4 million, an increase of just 2.6% year-over-year, reflecting discretionary cost control and a credit from adjustments to the mortgage incentive compensation plan. Salaries and wages increased $2.2 million, or 5.4%, compared to the prior year period due to higher salary expense related to merit increases and higher staffing levels. Employee benefits of $9.2 million decreased $1.6 million from last year due primarily to a higher health insurance liability recorded in the prior year period, as well as a decrease in this quarter’s pension expense.

On a similar basis, non-interest expense for the twelve months ended December 31, 2022 increased $8.8 million, or 2.5%, due primarily to higher salaries and wages, as described above, and higher FDIC insurance, which reflects the benefit to last year’s FDIC insurance calculation from the large negative credit loss provision recognized during 2021, partially offset by lower employee benefits from lower deferred compensation expense and discretionary cost control.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At December 31, 2022, Tier I leverage was 9.90%, Tier I risk-based capital ratio was 12.33%, common equity Tier 1 capital ratio (“CET 1”) was 11.20%, and total risk-based capital was 15.11%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the fourth quarter of 2022 at 10:00 a.m. ET on Wednesday, January 25, 2023. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 8654312. The replay will begin at approximately 12:00 p.m. ET on January 25, 2023 and end at 12 a.m. ET on February 8, 2023. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2021 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be

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considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. Furthermore, our strong financial performance and employee focus has earned us recognition by Forbes as both one of America’s Best Banks and Best Midsize Employers – the only midsize bank making the top ten of both rankings. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $4.9 billion of assets under management (as of December 31, 2022). WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 194 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Twelve Months Ended
STATEMENT OF INCOME	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
Interest and dividend income
Loans, including fees	$123,307	$97,432	26.6	$422,401	$415,965	1.5
Interest and dividends on securities:
Taxable	18,655	12,934	44.2	66,123	50,401	31.2
Tax-exempt	4,853	4,236	14.6	18,818	16,161	16.4
Total interest and dividends on securities	23,508	17,170	36.9	84,941	66,562	27.6
Other interest income	2,103	605	247.6	6,314	2,440	158.8
Total interest and dividend income	148,918	115,207	29.3	513,656	484,967	5.9
Interest expense
Interest bearing demand deposits	7,264	810	796.8	12,181	3,669	232.0
Money market deposits	1,890	315	500.0	3,562	1,803	97.6
Savings deposits	2,454	261	840.2	4,115	1,031	299.1
Certificates of deposit	742	1,501	(50.6)	4,089	7,623	(46.4)
Total interest expense on deposits	12,350	2,887	327.8	23,947	14,126	69.5
Federal Home Loan Bank borrowings	2,634	780	237.7	3,968	6,167	(35.7)
Other short-term borrowings	324	35	825.7	568	227	150.2
Subordinated debt and junior subordinated debt	3,736	1,178	217.1	10,860	6,514	66.7
Total interest expense	19,044	4,880	290.2	39,343	27,034	45.5
Net interest income	129,874	110,327	17.7	474,313	457,933	3.6
Provision for credit losses	3,123	(13,559)	123.0	(1,663)	(64,274)	97.4
Net interest income after provision for credit losses	126,751	123,886	2.3	475,976	522,207	(8.9)
Non-interest income
Trust fees	6,672	7,441	(10.3)	27,551	29,511	(6.6)
Service charges on deposits	6,762	6,592	2.6	26,281	22,412	17.3
Electronic banking fees	4,695	4,465	5.2	20,002	19,318	3.5
Net securities brokerage revenue	2,556	1,579	61.9	9,525	6,896	38.1
Bank-owned life insurance	2,464	2,864	(14.0)	10,728	8,936	20.1
Mortgage banking income	621	2,872	(78.4)	5,129	19,528	(73.7)
Net securities (losses)/gains	(600)	372	(261.3)	(1,777)	1,113	(259.7)
Net gain/(loss) on other real estate owned and other assets	550	(158)	448.1	482	4,816	(90.0)
Other income	4,050	4,682	(13.5)	19,470	20,255	(3.9)
Total non-interest income	27,770	30,709	(9.6)	117,391	132,785	(11.6)
Non-interest expense
Salaries and wages	42,606	40,420	5.4	167,028	154,242	8.3
Employee benefits	9,198	10,842	(15.2)	37,771	41,033	(7.9)
Net occupancy	6,262	6,413	(2.4)	26,105	26,843	(2.7)
Equipment and software	8,712	8,352	4.3	32,508	30,006	8.3
Marketing	1,788	2,601	(31.3)	9,335	8,634	8.1
FDIC insurance	2,051	1,460	40.5	7,901	4,150	90.4
Amortization of intangible assets	2,541	2,834	(10.3)	10,278	11,457	(10.3)
Restructuring and merger-related expense	11	177	(93.8)	1,723	6,717	(74.3)
Other operating expenses	17,286	15,204	13.7	64,317	70,061	(8.2)
Total non-interest expense	90,455	88,303	2.4	356,966	353,143	1.1
Income before provision for income taxes	64,066	66,292	(3.4)	236,401	301,849	(21.7)
Provision for income taxes	11,856	12,144	(2.4)	44,288	59,589	(25.7)
Net Income	52,210	54,148	(3.6)	192,113	242,260	(20.7)
Preferred stock dividends	2,531	2,531	-	10,125	10,125	-
Net income available to common shareholders	$49,679	$51,617	(3.8)	$181,988	$232,135	(21.6)

Taxable equivalent net interest income	$131,164	$111,453	17.7	$479,315	$462,229	3.7

Per common share data
Net income per common share - basic	$0.84	$0.82	2.4	$3.03	$3.54	(14.4)
Net income per common share - diluted	0.84	0.82	2.4	3.02	3.53	(14.4)
Net income per common share - diluted, excluding certain items (1)(2)	0.84	0.82	2.4	3.04	3.62	(16.0)
Dividends declared	0.35	0.33	6.1	1.37	1.32	3.8
Book value (period end)	38.55	40.91	(5.8)	38.55	40.91	(5.8)
Tangible book value (period end) (1)	19.43	22.61	(14.1)	19.43	22.61	(14.1)
Average common shares outstanding - basic	59,188,238	63,045,061	(6.1)	60,047,177	65,520,527	(8.4)
Average common shares outstanding - diluted	59,374,204	63,183,411	(6.0)	60,215,374	65,669,970	(8.3)
Period end common shares outstanding	59,198,963	62,307,245	(5.0)	59,198,963	62,307,245	(5.0)
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Twelve Months Ended
	December 31,
	2022	2021	% Change
Return on average assets	1.08%	1.37%	(21.17)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.09	1.40	(22.14)
Return on average equity	7.23	8.40	(13.93)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	7.29	8.59	(15.13)
Return on average tangible equity (1)	13.78	14.89	(7.45)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	13.88	15.22	(8.80)
Return on average tangible common equity (1)	15.39	16.35	(5.87)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	15.50	16.71	(7.24)
Yield on earning assets (2)	3.47	3.29	5.47
Cost of interest bearing liabilities	0.42	0.28	50.00
Net interest spread (2)	3.05	3.01	1.33
Net interest margin (2)	3.20	3.11	2.89
Efficiency (1) (2)	59.53	58.22	2.25
Average loans to average deposits	74.21	78.11	(4.99)
Annualized net loan charge-offs/average loans	0.02	0.02	-
Effective income tax rate	18.73	19.74	(5.12)

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2022	2021
Return on average assets	1.18%	1.19%	0.95%	0.99%	1.21%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.18	1.19	0.95	1.02	1.21
Return on average equity	8.18	8.05	6.43	6.35	7.56
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	8.18	8.06	6.43	6.54	7.58
Return on average tangible equity (1)	16.05	15.39	12.35	11.67	13.62
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	16.05	15.41	12.36	12.01	13.66
Return on average tangible common equity (1)	18.09	17.23	13.80	12.90	15.00
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	18.10	17.25	13.82	13.27	15.04
Yield on earning assets (2)	4.00	3.59	3.20	3.07	3.10
Cost of interest bearing liabilities	0.82	0.41	0.26	0.19	0.20
Net interest spread (2)	3.18	3.18	2.94	2.88	2.90
Net interest margin (2)	3.49	3.33	3.03	2.95	2.97
Efficiency (1) (2)	56.91	58.13	61.91	61.73	61.99
Average loans to average deposits	78.43	75.01	72.36	71.05	72.61
Annualized net loan charge-offs and recoveries /average loans	0.02	0.04	0.00	0.00	0.04
Effective income tax rate	18.51	18.85	19.35	18.26	18.32
Trust assets, market value at period end	$4,878,479	$4,622,878	$4,803,043	$5,412,342	$5,644,975

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	December 31,			September 30,	December 31, 2022
Balance sheets	2022	2021	% Change	2022	to Sept 30, 2022
Assets
Cash and due from banks	$166,182	$157,046	5.8	$212,341	(21.7)
Due from banks - interest bearing	242,229	1,094,312	(77.9)	166,215	45.7
Securities:
Equity securities, at fair value	11,506	13,466	(14.6)	11,964	(3.8)
Available-for-sale debt securities, at fair value	2,529,140	3,013,462	(16.1)	2,645,748	(4.4)
Held-to-maturity debt securities (fair values of $1,084,390; $1,028,452 and $1,065,833, respectively)	1,248,629	1,004,823	24.3	1,262,467	(1.1)
Allowance for credit losses - held-to-maturity debt securities	(220)	(268)	17.9	(225)	2.2
Net held-to-maturity debt securities	1,248,409	1,004,555	24.3	1,262,242	(1.1)
Total securities	3,789,055	4,031,483	(6.0)	3,919,954	(3.3)
Loans held for sale	8,249	25,277	(67.4)	12,887	(36.0)
Portfolio loans:
Commercial real estate	6,061,344	5,538,968	9.4	5,831,384	3.9
Commercial and industrial	1,579,395	1,590,320	(0.7)	1,516,856	4.1
Residential real estate	2,140,584	1,721,378	24.4	2,010,344	6.5
Home equity	695,065	605,682	14.8	609,765	14.0
Consumer	226,340	277,130	(18.3)	309,313	(26.8)
Total portfolio loans, net of unearned income	10,702,728	9,733,478	10.0	10,277,662	4.1
Allowance for credit losses - loans	(117,790)	(121,622)	3.2	(114,584)	(2.8)
Net portfolio loans	10,584,938	9,611,856	10.1	10,163,078	4.2
Premises and equipment, net	220,892	229,016	(3.5)	221,355	(0.2)
Accrued interest receivable	68,522	60,844	12.6	63,375	8.1
Goodwill and other intangible assets, net	1,141,355	1,151,634	(0.9)	1,143,896	(0.2)
Bank-owned life insurance	352,361	350,359	0.6	350,806	0.4
Other assets	358,122	215,298	66.3	350,840	2.1
Total Assets	$16,931,905	$16,927,125	0.0	$16,604,747	2.0
Liabilities
Deposits:
Non-interest bearing demand	$4,700,438	$4,590,895	2.4	$4,736,722	(0.8)
Interest bearing demand	3,119,807	3,380,056	(7.7)	3,201,714	(2.6)
Money market	1,684,023	1,739,750	(3.2)	1,772,481	(5.0)
Savings deposits	2,741,004	2,562,510	7.0	2,741,937	(0.0)
Certificates of deposit	885,818	1,292,652	(31.5)	991,512	(10.7)
Total deposits	13,131,090	13,565,863	(3.2)	13,444,366	(2.3)
Federal Home Loan Bank borrowings	705,000	183,920	283.3	56,998	NM
Other short-term borrowings	135,069	141,893	(4.8)	127,983	5.5
Subordinated debt and junior subordinated debt	281,404	132,860	111.8	281,179	0.1
Total borrowings	1,121,473	458,673	144.5	466,160	140.6
Accrued interest payable	4,593	1,901	141.6	4,358	5.4
Other liabilities	248,087	207,522	19.5	294,211	(15.7)
Total Liabilities	14,505,243	14,233,959	1.9	14,209,095	2.1
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,198,963, 62,307,245 and 59,304,505 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,635,877	1,635,642	0.0	1,634,280	0.1
Retained earnings	1,077,675	977,765	10.2	1,048,532	2.8
Treasury stock (8,882,343, 5,774,061 and 8,776,801 shares - at cost, respectively)	(308,964)	(199,759)	(54.7)	(305,033)	(1.3)
Accumulated other comprehensive loss	(262,416)	(5,120)	NM	(266,640)	1.6
Deferred benefits for directors	(1,828)	(1,680)	(8.8)	(1,805)	(1.3)
Total Shareholders' Equity	2,426,662	2,693,166	(9.9)	2,395,652	1.3
Total Liabilities and Shareholders' Equity	$16,931,905	$16,927,125	0.0	$16,604,747	2.0

NM - Not Meaningful

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2022		2021		2022		2021
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$178,706	4.32%	$1,028,014	0.16%	$611,482	0.94%	$860,249	0.13%
Loans, net of unearned income (1)	10,456,648	4.68	9,839,726	3.93	10,083,925	4.19	10,380,605	4.01
Securities: (2)
Taxable	3,429,372	2.16	3,295,240	1.56	3,461,414	1.91	2,966,745	1.70
Tax-exempt (3)	811,593	3.00	696,695	3.05	789,564	3.02	632,187	3.24
Total securities	4,240,965	2.32	3,991,935	1.82	4,250,978	2.12	3,598,932	1.97
Other earning assets	19,494	3.20	16,539	4.69	15,265	3.66	25,481	5.04
Total earning assets (3)	14,895,813	4.00%	14,876,214	3.10%	14,961,650	3.47%	14,865,267	3.29%
Other assets	1,790,117		2,071,448		1,917,891		2,063,110
Total Assets	$16,685,930		$16,947,662		$16,879,541		$16,928,377

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,169,673	0.91%	$3,351,982	0.10%	$3,314,384	0.37%	$3,193,425	0.11%
Money market accounts	1,739,874	0.43	1,748,900	0.07	1,774,152	0.20	1,760,540	0.10
Savings deposits	2,726,647	0.36	2,521,850	0.04	2,692,568	0.15	2,425,527	0.04
Certificates of deposit	931,853	0.32	1,326,789	0.45	1,098,614	0.37	1,457,730	0.52
Total interest bearing deposits	8,568,047	0.57	8,949,521	0.13	8,879,718	0.27	8,837,222	0.16
Federal Home Loan Bank borrowings	282,934	3.69	208,663	1.48	175,104	2.27	343,185	1.80
Repurchase agreements	136,099	0.94	138,769	0.10	146,590	0.39	149,001	0.15
Subordinated debt and junior subordinated debt	281,265	5.27	149,879	3.12	248,192	4.38	180,649	3.61
Total interest bearing liabilities (4)	9,268,345	0.82%	9,446,832	0.20%	9,449,604	0.42%	9,510,057	0.28%
Non-interest bearing demand deposits	4,763,773		4,601,270		4,708,758		4,452,590
Other liabilities	243,051		189,778		205,670		201,393
Shareholders' equity	2,410,761		2,709,782		2,515,509		2,764,337
Total Liabilities and Shareholders' Equity	$16,685,930		$16,947,662		$16,879,541		$16,928,377
Taxable equivalent net interest spread		3.18%		2.90%		3.05%		3.01%
Taxable equivalent net interest margin		3.49%		2.97%		3.20%		3.11%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $0.8 million and $4.7 million for the three months ended December 31, 2022 and 2021, respectively, and were $8.8 million and $26.3 million for the twelve months ended December 31, 2022 and 2021, respectively. As part of loan fees, PPP loan fees were $0.2 million and $4.3 million for the three months ended December 31, 2022 and 2021, respectively, and $5.9 million and $25.3 million for the twelve months ended December 31, 2022 and 2021, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.8 million and $3.0 million for the three months ended December 31, 2022 and 2021, respectively, and $8.0 million and $13.3 million for the twelve months ended December 31, 2022 and 2021, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.2 million and $0.6 million for the three months ended December 31, 2022 and 2021, respectively, and $1.1 million and $3.1 million for the twelve months ended December 31, 2022 and 2021, respectively.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Statement of Income	2022	2022	2022	2022	2021
Interest and dividend income
Loans, including fees	$123,307	$109,562	$96,412	$93,121	$97,432
Interest and dividends on securities:
Taxable	18,655	17,531	15,825	14,112	12,934
Tax-exempt	4,853	4,916	4,706	4,344	4,236
Total interest and dividends on securities	23,508	22,447	20,531	18,456	17,170
Other interest income	2,103	2,108	1,504	597	605
Total interest and dividend income	148,918	134,117	118,447	112,174	115,207
Interest expense
Interest bearing demand deposits	7,264	2,953	1,153	811	810
Money market deposits	1,890	968	383	321	315
Savings deposits	2,454	1,067	330	264	261
Certificates of deposit	742	958	1,116	1,273	1,501
Total interest expense on deposits	12,350	5,946	2,982	2,669	2,887
Federal Home Loan Bank borrowings	2,634	348	411	575	780
Other short-term borrowings	324	147	48	48	35
Subordinated debt and junior subordinated debt	3,736	3,175	2,778	1,171	1,178
Total interest expense	19,044	9,616	6,219	4,463	4,880
Net interest income	129,874	124,501	112,228	107,711	110,327
Provision for credit losses	3,123	(535)	(812)	(3,438)	(13,559)
Net interest income after provision for credit losses	126,751	125,036	113,040	111,149	123,886
Non-interest income
Trust fees	6,672	6,517	6,527	7,835	7,441
Service charges on deposits	6,762	6,942	6,487	6,090	6,592
Electronic banking fees	4,695	4,808	5,154	5,345	4,465
Net securities brokerage revenue	2,556	2,491	2,258	2,220	1,579
Bank-owned life insurance	2,464	1,999	2,384	3,881	2,864
Mortgage banking income	621	1,257	1,328	1,923	2,872
Net securities (losses)/gains	(600)	656	(1,183)	(650)	372
Net gain/(loss) on other real estate owned and other assets	550	2,040	(1,302)	(806)	(158)
Other income	4,050	5,546	5,330	4,544	4,682
Total non-interest income	27,770	32,256	26,983	30,382	30,709
Non-interest expense
Salaries and wages	42,606	44,271	41,213	38,937	40,420
Employee benefits	9,198	10,693	8,722	9,158	10,842
Net occupancy	6,262	6,489	6,119	7,234	6,413
Equipment and software	8,712	8,083	7,702	8,011	8,352
Marketing	1,788	2,377	2,749	2,421	2,601
FDIC insurance	2,051	2,391	1,937	1,522	1,460
Amortization of intangible assets	2,541	2,560	2,579	2,598	2,834
Restructuring and merger-related expense	11	66	52	1,593	177
Other operating expenses	17,286	15,011	15,946	16,074	15,204
Total non-interest expense	90,455	91,941	87,019	87,548	88,303
Income before provision for income taxes	64,066	65,351	53,004	53,983	66,292
Provision for income taxes	11,856	12,318	10,256	9,859	12,144
Net Income	52,210	53,033	42,748	44,124	54,148
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$49,679	$50,502	$40,217	$41,593	$51,617

Taxable equivalent net interest income	$131,164	$125,808	$113,479	$108,866	$111,453

Per common share data
Net income per common share - basic	$0.84	$0.85	$0.67	$0.68	$0.82
Net income per common share - diluted	0.84	0.85	0.67	0.68	0.82
Net income per common share - diluted, excluding certain items (1)(2)	0.84	0.85	0.67	0.70	0.82
Dividends declared	0.35	0.34	0.34	0.34	0.33
Book value (period end)	38.55	37.96	38.92	39.64	40.91
Tangible book value (period end) (1)	19.43	18.84	19.89	20.87	22.61
Average common shares outstanding - basic	59,188,238	59,549,244	60,036,103	61,445,399	63,045,061
Average common shares outstanding - diluted	59,374,204	59,697,676	60,185,207	61,593,365	63,183,411
Period end common shares outstanding	59,198,963	59,304,505	59,698,788	60,613,414	62,307,245
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,495	2,480	2,509	2,456	2,462

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2022		2022		2022		2022		2021
Non-performing assets:
Troubled debt restructurings - accruing	$3,230		$4,583		$3,579		$3,731		$3,746
Non-accrual loans:
Troubled debt restructurings	1,711		1,756		2,120		1,348		1,547
Other non-accrual loans	36,474		26,428		29,594		32,024		34,195
Total non-accrual loans	38,185		28,184		31,714		33,372		35,742
Total non-performing loans	41,415		32,767		35,293		37,103		39,488
Other real estate and repossessed assets	1,486		1,595		31		87		-
Total non-performing assets	$42,901		$34,362		$35,324		$37,190		$39,488

Past due loans (1):
Loans past due 30-89 days	$15,439		$21,836		$31,388		$28,322		$27,152
Loans past due 90 days or more	5,443		24,311		9,560		6,142		7,804
Total past due loans	$20,882		$46,147		$40,948		$34,464		$34,956

Criticized and classified loans (2):
Criticized loans	$147,945		$163,176		$193,871		$234,143		$248,518
Classified loans	102,555		86,861		126,257		123,837		116,013
Total criticized and classified loans	$250,500		$250,037		$320,128		$357,980		$364,531

Loans past due 30-89 days / total portfolio loans (3)	0.14%		0.21%		0.31%		0.29%		0.28%
Loans past due 90 days or more / total portfolio loans	0.05		0.24		0.09		0.06		0.08
Non-performing loans / total portfolio loans	0.39		0.32		0.35		0.38		0.41
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.40		0.33		0.35		0.38		0.41
Non-performing assets / total assets	0.25		0.21		0.21		0.22		0.23
Criticized and classified loans / total portfolio loans	2.34		2.43		3.14		3.68		3.75

Allowance for credit losses
Allowance for credit losses - loans	$117,790		$114,584		$117,403		$117,865		$121,622
Allowance for credit losses - loan commitments	8,368		8,938		7,718		8,050		7,775
Provision for credit losses	3,123		(535)		(812)		(3,438)		(13,559)
Net loan and deposit account overdraft charge-offs and recoveries	493		1,102		2		27		929
Annualized net loan charge-offs and recoveries / average loans	0.02%		0.04%		0.00%		0.00%		0.04%
Allowance for credit losses - loans / total portfolio loans	1.10%		1.11%		1.15%		1.21%		1.25%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.10%		1.12%		1.15%		1.22%		1.27%
Allowance for credit losses - loans / non-performing loans	2.84	x	3.50	x	3.33	x	3.18	x	3.08	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.89	x	1.45	x	1.54	x	1.65	x	1.63	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2022		2022		2022		2022		2021
Capital ratios
Tier I leverage capital	9.90%		9.68%		9.51%		9.67%		10.02%
Tier I risk-based capital	12.33		12.51		12.49		13.25		14.05
Total risk-based capital	15.11		15.37		15.40		16.32		15.91
Common equity tier 1 capital ratio (CET 1)	11.20		11.35		11.31		12.01		12.77
Average shareholders' equity to average assets	14.45		14.75		14.79		15.63		15.99
Tangible equity to tangible assets (4)	8.19		8.16		8.50		8.83		9.84
Tangible common equity to tangible assets (4)	7.28		7.22		7.58		7.92		8.92

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $8.1 million of PPP loans as of December 31, 2022.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2022	2022	2022	2021	2022	2021
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$49,679	$50,502	$40,217	$41,593	$51,617	$181,988	$232,135
Plus: after-tax restructuring and merger-related expenses (1)	9	52	41	1,258	140	1,361	5,306
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	49,688	50,554	40,258	42,851	51,757	183,349	237,441

Average total assets	$16,685,930	$16,871,655	$16,971,452	$16,992,598	$16,947,662	$16,879,541	$16,928,377

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.18%	1.19%	0.95%	1.02%	1.21%	1.09%	1.40%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$49,679	$50,502	$40,217	$41,593	$51,617	$181,988	$232,135
Plus: after-tax restructuring and merger-related expenses (1)	9	52	41	1,258	140	1,361	5,306
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	49,688	50,554	40,258	42,851	51,757	183,349	237,441

Average total shareholders' equity	2,410,761	2,488,938	2,509,439	2,655,807	2,709,782	2,515,509	2,764,337

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	8.18%	8.06%	6.43%	6.54%	7.58%	7.29%	8.59%

Return on average tangible equity:
Net income available to common shareholders	$49,679	$50,502	$40,217	$41,593	$51,617	$181,988	$232,135
Plus: amortization of intangibles (1)	2,007	2,022	2,037	2,052	2,239	8,120	9,051
Net income available to common shareholders before amortization of intangibles	51,686	52,524	42,254	43,645	53,856	190,108	241,186

Average total shareholders' equity	2,410,761	2,488,938	2,509,439	2,655,807	2,709,782	2,515,509	2,764,337
Less: average goodwill and other intangibles, net of def. tax liability	(1,132,894)	(1,135,007)	(1,137,187)	(1,139,242)	(1,141,307)	(1,136,062)	(1,144,698)
Average tangible equity	$1,277,867	$1,353,931	$1,372,252	$1,516,565	$1,568,475	$1,379,447	$1,619,639

Return on average tangible equity (annualized) (2)	16.05%	15.39%	12.35%	11.67%	13.62%	13.78%	14.89%

Average tangible common equity	$1,133,383	$1,209,447	$1,227,768	$1,372,081	$1,423,991	$1,234,963	$1,475,155
Return on average tangible common equity (annualized) (2)	18.09%	17.23%	13.80%	12.90%	15.00%	15.39%	16.35%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$49,679	$50,502	$40,217	$41,593	$51,617	$181,988	$232,135
Plus: after-tax restructuring and merger-related expenses (1)	9	52	41	1,258	140	1,361	5,306
Plus: amortization of intangibles (1)	2,007	2,022	2,037	2,052	2,239	8,120	9,051
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	51,695	52,576	42,295	44,903	53,996	191,469	246,492

Average total shareholders' equity	2,410,761	2,488,938	2,509,439	2,655,807	2,709,782	2,515,509	2,764,337
Less: average goodwill and other intangibles, net of def. tax liability	(1,132,894)	(1,135,007)	(1,137,187)	(1,139,242)	(1,141,307)	(1,136,062)	(1,144,698)
Average tangible equity	$1,277,867	$1,353,931	$1,372,252	$1,516,565	$1,568,475	$1,379,447	$1,619,639

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	16.05%	15.41%	12.36%	12.01%	13.66%	13.88%	15.22%

Average tangible common equity	$1,133,383	$1,209,447	$1,227,768	$1,372,081	$1,423,991	$1,234,963	$1,475,155
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	18.10%	17.25%	13.82%	13.27%	15.04%	15.50%	16.71%

Confidential Draft

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2022	2022	2022	2021	2022	2021

Efficiency ratio:
Non-interest expense	$90,455	$91,941	$87,019	$87,548	$88,303	$356,966	$353,143
Less: restructuring and merger-related expense	(11)	(66)	(52)	(1,593)	(177)	(1,723)	(6,717)
Non-interest expense excluding restructuring and merger-related expense	90,444	91,875	86,967	85,955	88,126	355,243	346,426

Net interest income on a fully taxable equivalent basis	131,164	125,808	113,479	108,866	111,453	479,315	462,229
Non-interest income	27,770	32,256	26,983	30,382	30,709	117,391	132,785
Net interest income on a fully taxable equivalent basis plus non-interest income	$158,934	$158,064	$140,462	$139,248	$142,162	$596,706	$595,014
Efficiency Ratio	56.91%	58.13%	61.91%	61.73%	61.99%	59.53%	58.22%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$49,679	$50,502	$40,217	$41,593	$51,617	$181,988	$232,135
Add: After-tax restructuring and merger-related expenses (1)	9	52	41	1,258	140	1,361	5,306
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$49,688	$50,554	$40,258	$42,851	$51,757	$183,349	$237,441

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.84	$0.85	$0.67	$0.68	$0.82	$3.02	$3.53
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	-	-	-	0.02	-	0.02	0.09
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.84	$0.85	$0.67	$0.70	$0.82	$3.04	$3.62

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2022	2021
Tangible book value per share:
Total shareholders' equity	$2,426,662	$2,395,652	$2,467,951	$2,547,316	$2,693,166
Less: goodwill and other intangible assets, net of def. tax liability	(1,131,990)	(1,133,998)	(1,136,020)	(1,138,057)	(1,140,111)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,150,188	1,117,170	1,187,447	1,264,775	1,408,571

Common shares outstanding	59,198,963	59,304,505	59,698,788	60,613,414	62,307,245

Tangible book value per share	$19.43	$18.84	$19.89	$20.87	$22.61

Tangible common equity to tangible assets:
Total shareholders' equity	$2,426,662	$2,395,652	$2,467,951	$2,547,316	$2,693,166
Less: goodwill and other intangible assets, net of def. tax liability	(1,131,990)	(1,133,998)	(1,136,020)	(1,138,057)	(1,140,111)
Tangible equity	1,294,672	1,261,654	1,331,931	1,409,259	1,553,055
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,150,188	1,117,170	1,187,447	1,264,775	1,408,571

Total assets	16,931,905	16,604,747	16,799,624	17,104,015	16,927,125
Less: goodwill and other intangible assets, net of def. tax liability	(1,131,990)	(1,133,998)	(1,136,020)	(1,138,057)	(1,140,111)
Tangible assets	$15,799,915	$15,470,749	$15,663,604	$15,965,958	$15,787,014

Tangible equity to tangible assets	8.19%	8.16%	8.50%	8.83%	9.84%

Tangible common equity to tangible assets	7.28%	7.22%	7.58%	7.92%	8.92%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2022	2022	2022	2021	2022	2021
Pre-tax, pre-provision income:
Income before provision for income taxes	$64,066	$65,351	$53,004	$53,983	$66,292	$236,401	$301,849
Add: provision for credit losses	3,123	(535)	(812)	(3,438)	(13,559)	(1,663)	(64,274)
Pre-tax, pre-provision income	$67,189	$64,816	$52,192	$50,545	$52,733	$234,738	$237,575

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$64,066	$65,351	$53,004	$53,983	$66,292	$236,401	$301,849
Add: provision for credit losses	3,123	(535)	(812)	(3,438)	(13,559)	(1,663)	(64,274)
Add: restructuring and merger-related expenses	11	66	52	1,593	177	1,723	6,717
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$67,200	$64,882	$52,244	$52,138	$52,910	$236,461	$244,292

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$64,066	$65,351	$53,004	$53,983	$66,292	$236,401	$301,849
Add: provision for credit losses	3,123	(535)	(812)	(3,438)	(13,559)	(1,663)	(64,274)
Add: restructuring and merger-related expenses	11	66	52	1,593	177	1,723	6,717
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	67,200	64,882	52,244	52,138	52,910	236,461	244,292

Average total assets	$16,685,930	$16,871,655	$16,971,452	$16,992,598	$16,947,662	$16,879,541	$16,928,377

Return on average assets, excluding certain items (annualized) (1) (2)	1.60%	1.53%	1.23%	1.24%	1.24%	1.40%	1.44%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$64,066	$65,351	$53,004	$53,983	$66,292	$236,401	$301,849
Add: provision for credit losses	3,123	(535)	(812)	(3,438)	(13,559)	(1,663)	(64,274)
Add: restructuring and merger-related expenses	11	66	52	1,593	177	1,723	6,717
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	67,200	64,882	52,244	52,138	52,910	236,461	244,292

Average total shareholders' equity	$2,410,761	$2,488,938	$2,509,439	$2,655,807	$2,709,782	$2,515,509	$2,764,337

Return on average equity, excluding certain items (annualized) (1) (2)	11.06%	10.34%	8.35%	7.96%	7.75%	9.40%	8.84%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$64,066	$65,351	$53,004	$53,983	$66,292	$236,401	$301,849
Add: provision for credit losses	3,123	(535)	(812)	(3,438)	(13,559)	(1,663)	(64,274)
Add: amortization of intangibles	2,541	2,560	2,579	2,598	2,834	10,278	11,457
Add: restructuring and merger-related expenses	11	66	52	1,593	177	1,723	6,717
Income before provision, restructuring and merger-related expenses and amortization of intangibles	69,741	67,442	54,823	54,736	55,744	246,739	255,749

Average total shareholders' equity	2,410,761	2,488,938	2,509,439	2,655,807	2,709,782	2,515,509	2,764,337
Less: average goodwill and other intangibles, net of def. tax liability	(1,132,894)	(1,135,007)	(1,137,187)	(1,139,242)	(1,141,307)	(1,136,062)	(1,144,698)
Average tangible equity	$1,277,867	$1,353,931	$1,372,252	$1,516,565	$1,568,475	$1,379,447	$1,619,639

Return on average tangible equity, excluding certain items (annualized) (1) (2)	21.65%	19.76%	16.02%	14.64%	14.10%	17.89%	15.79%

Average tangible common equity	$1,133,383	$1,209,447	$1,227,768	$1,372,081	$1,423,991	$1,234,963	$1,475,155
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	24.41%	22.12%	17.91%	16.18%	15.53%	19.98%	17.34%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.